UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 11, 2018 (June 11, 2018)

Rockwell Automation, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12383	25-1797617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 South Second Street

Milwaukee, Wisconsin 53204

(Address of Principal Executive Offices) (Zip Code)

(414) 382-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01	Entry Into a Material Definitive Agreement.

On June 11, 2018, Rockwell Automation, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with PTC Inc. (“PTC”) in connection with a strategic partnership between the two parties. Pursuant to the Purchase Agreement, PTC agreed to sell 10,582,010 shares of its common stock (the “Shares”) to the Company at a purchase price of $94.50 per share for an aggregate purchase price of approximately $1.0 billion (the “Investment”).

The Purchase Agreement contains customary conditions to closing of the Investment (the “Closing”), including receipt of all approvals or the termination or expiration of all waiting periods required under applicable antitrust laws. The Purchase Agreement may be terminated by either the Company or PTC if the Closing has not occurred by August 10, 2018, subject to extension by either party to September 9, 2018 if the required antitrust approvals have not been obtained by that date.

Each of the Company and PTC has made customary representations, warranties and covenants in the Purchase Agreement. The representations and warranties of the Company will generally survive until the date that is nine months after the date on which the Closing occurs. Each party has agreed to indemnify the other party for damages incurred by the other party arising out of any breach of any representation, warranty or covenant of such party included in the Purchase Agreement. With respect to indemnification by the Company for breaches of representations and warranties, the Company will not be liable unless and until the aggregate amount of all damages with respect to such breaches exceeds an amount equal to $15.0 million and then only to the extent of such excess. The Company’s maximum aggregate indemnification liability will be limited to $100.0 million.

Board Representation. In connection with the Closing, PTC’s Board of Directors (the “PTC Board”) will be increased to create one vacancy, and the Company will be entitled to appoint one individual to the PTC Board to fill such vacancy (a “Designee”). The Designee will be an individual to be selected by the Company who is reasonably acceptable to the PTC Board. The Designee, when elected at the Closing, will serve for a term expiring at PTC’s 2019 annual meeting of shareholders and also will be appointed to serve on the Corporate Governance Committee of the PTC Board. The Company and PTC have agreed that Blake D. Moret, Chairman and Chief Executive Officer of the Company, will be the initial Designee. The Company will retain the right to nominate a Designee for election by the shareholders of PTC at subsequent annual meetings for the period commencing at the Closing and ending on the date that the Company beneficially owns shares of PTC’s common stock representing less than 5.0% of the outstanding shares of common stock (the “Director Period”).

Standstill Obligations. The Company will be subject to a standstill provision until the later of (1) the third anniversary of the Closing and (2) the expiration of the Director Period, subject to earlier termination upon certain events (the “Standstill Period”). During the Standstill Period, the Company will not, among other things and subject to specified exceptions: (a) acquire any securities of PTC if, immediately after such acquisition, the Company, together with

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its affiliates, would beneficially own more than 9.0% of the outstanding common stock of PTC; (b) propose any merger, consolidation, business combination, tender offer or similar transaction involving PTC; (c) solicit proxies or consents to vote any securities of PTC; or (d) form, join or participate in a third party group (as such term is used in the rules of the Securities and Exchange Commission).

Transfer Restrictions. For a period ending on the earlier of (1) the third anniversary of the Closing and (2) the one-month anniversary of the expiration or termination of a Strategic Alliance Agreement entered into with PTC simultaneously with the execution of the Purchase Agreement, the Company will be restricted from transferring the Shares subject to certain exceptions. Following the first anniversary of the Closing, the Company will be allowed to transfer Shares not exceeding, in the aggregate in any 90-day period, a number of Shares equal to 1.0% of PTC’s total outstanding common stock as of the first date in such 90-day period, but no more than 2.0% of the total outstanding shares of common stock in each of the second year and the third year after the Closing. The Company also will be generally restricted from transferring Shares to (a) specified competitors of PTC or (b) any person that would, after giving effect to such transfer, beneficially own 5.0% or more of PTC’s total outstanding common stock and would be required to file a Schedule 13D under the Securities Exchange Act of 1934, as amended.

Voting Obligations. During the Standstill Period, the Company will be required to (a) cause all of the shares of PTC’s common stock that it beneficially owns to be present for quorum purposes at any meeting of the shareholders of PTC, and (b) vote all of such shares in accordance with the PTC Board’s recommendations with respect to the election of directors, all business involving compensation matters (including new or amended equity plans and “say on pay” proposals), and the ratification of the appointment of PTC’s independent public accounting firm set forth in PTC’s proxy statement for the meeting.

Registration Rights Agreement. The Company and PTC also have agreed to enter into a Registration Rights Agreement (the “Registration Rights Agreement”) at the Closing. Under the terms of the Registration Rights Agreement, the Company will receive customary registration rights subject to market standstill provisions, and PTC will be obligated to file a resale shelf registration statement with respect to the Shares not later than the first anniversary of the Closing.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby, including the form of Registration Rights Agreement attached to the Purchase Agreement, does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Purchase Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

The Purchase Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company and its subsidiaries and affiliates. The representations and warranties contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of specific dates, are solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing

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these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries to the representations and warranties contained in the Purchase Agreement and should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 9.01	Financial Statement and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The exhibits listed in the accompanying Exhibit Index are being filed herewith.

EXHIBIT INDEX

Exhibit Number	Description

10.1	Securities Purchase Agreement, dated June 11, 2018, between the Company and PTC.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL AUTOMATION, INC.
(Registrant)

By	/s/ Rebecca W. House
Rebecca W. House
Senior Vice President, General Counsel
and Secretary

Date: June 11, 2018

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